SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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cbdMD, Inc.
(Name of Registrant as Specified in Its Charter)

Not Applicable
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2022	Notice of Annual Meeting of Shareholders

Friday, March 11, 2022 1:00 p.m. EST	VIRTUALLY https://www.issuerdirect.com/virtual-event/ycbd

At the cbdMD, Inc. 2022 annual meeting of shareholders you will be asked to vote on the following matters:

❖	the election of six directors;
❖	the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm; and
❖	any other business as my properly come before the meeting.

The board of directors has fixed the close of business on January 18, 2022 as the record date for determining the common shareholders that are entitled to notice of and to vote at the 2022 annual meeting of shareholders and any adjournments thereof.

The 2022 annual meeting will be a completely “virtual” meeting of shareholders. To participate in our annual meeting, including casting your vote during the meeting, access the meeting website at https://www.issuerdirect.com/virtual-event/ycbd and entering in your shareholder information provided on your ballot or proxy information previously mailed to you. If you attend the meeting virtually, you may revoke your proxy prior to its exercise and vote virtually at the meeting.

Your vote is important regardless of the number of shares you own. Please vote your common shares by proxy over the Internet or by mail, by telephone or by facsimile.

By order of the board of directors

Charlotte, NC

January 27, 2022	Martin A. Sumichrast
Chairman and co-Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the 2022 Annual Meeting to be Held on March 11, 2022: This proxy statement, along with our Annual Report on Form 10-K for the fiscal year ended September 30, 2021 are available free of charge on our website www.cbdmd.com and through the SEC’s website www.sec.gov.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on our current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken in the future. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those set forth in the section on forward-looking statements and in the risk factors in Item 1.A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2021 as filed with the Securities and Exchange Commission (the “SEC”) on December 17, 2021 (the “2021 10-K”).

ADDITIONAL INFORMATION

Unless the context otherwise indicates, when used in this proxy statement, the terms “cbdMD,” “we,” “us, “our” and similar terms refer to cbdMD, Inc., a North Carolina corporation, and our subsidiaries CBD Industries LLC, a North Carolina limited liability company formerly known as cbdMD LLC (“CBDI”), Paw CBD, Inc., a North Carolina corporation (“Paw CBD”) and cbdMD Therapeutics LLC, a North Carolina limited liability company (“Therapeutics”). In addition, “fiscal 2020” refers to the year ended September 30, 2020, “fiscal 2021” refers to the year ended September 30, 2021 and “fiscal 2022” refers to the fiscal year ending September 30, 2022.

Our corporate website address is www.cbdmd.com. We make available free of charge, through the Investor section of our website, annual reports on Form 10-K, including our 2021 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.  The information which appears on our websites and our social media platforms is not part of this proxy statement.

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Shareholders Should Read the Entire Proxy Statement

Carefully Prior to Returning Their Proxies

PROXY STATEMENT

FOR

2022 ANNUAL MEETING OF SHAREHOLDERS

PROXY SUMMARY

WHEN	ITEMS OF BUSINESS
Friday, March 11, 2022 at 1:00 p.m. EST
	➢	the election of six directors;
WHERE
Virtual - https://www.issuerdirect.com/virtual-event/ycbd	➢	the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm; and

RECORD DATE January 18, 2022	➢	any other business as my properly come before the meeting.

HOW TO VOTE:

By calling 866.752.VOTE (8683), toll free, in the United States or Canada	By voting online at https://www.iproxydirect.com//YCBD
By returning a properly completed, signed and dated proxy card	By completing the reverse side of the proxy card and faxing it to 202.521.3464

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ANNUAL MEETING AGENDA AND VOTING RECOMMENDATIONS

Proposal	Voting Recommendation	Page Reference
1 Election of six directors	☑ FOR each nominee	4
2 Ratification of the appointment of Cherry Bekaert LLP as our independent auditors	☑ FOR	8

GENERAL INFORMATION

The accompanying proxy is solicited by the board of directors of cbdMD for use at our 2022 annual meeting of shareholders to be held on Friday, March 11, 2022 at 1:00 p.m., or any adjournment or postponement thereof, for the purposes set forth in the accompanying notice of 2022 annual meeting of shareholders.

This proxy statement and the accompanying proxy card are being mailed to owners of shares of our common stock, which is our only class of voting securities, in connection with the solicitation of proxies by the board of directors for the 2022 annual meeting of shareholders. The 2022 annual meeting will be in a virtual meeting format only.  Shareholders may attend the 2022 annual meeting by visiting  https://www.iproxydirect.com/YCBD and entering the control number found on their proxy card or voting instruction form which shareholders previously received.

The date of this proxy statement is January 27, 2022, the approximate date on which this proxy statement and the enclosed proxy were first sent or made available to our common shareholders.  We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes.

Electronic access. To access our proxy statement and 2021 10-K electronically, please visit our corporate website at www.cbdmd.com.

Voting securities. Only our common shareholders of record as of the close of business on January 18, 2022, the record date (“Record Date”) for the 2022 annual meeting, will be entitled to vote at the meeting and any adjournment thereof. As of the Record Date, there were 58,546,720 shares of our common stock issued and outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the 2022 annual meeting. Each common shareholder on the Record Date is entitled to one vote for each common share held. Holders of our 8.0% Series A Cumulative Convertible Preferred Stock do not have voting rights, except in certain limited circumstances, and will not be entitled to vote at the 2022 annual meeting or any adjournment thereof.

Quorum and Vote Required.  In accordance with our bylaws, the presence of at least 33 1/3% of the voting power, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum which is required in order to hold 2022 annual meeting and conduct business. Presence may be in person or by proxy. You will be considered part of the quorum if you voted on the Internet, by telephone, by facsimile or by properly submitting a proxy card or voting instruction form by mail, or if you are present and vote at the 2022 annual meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.  Assuming the existence of a quorum, the affirmative vote of a plurality of the shares of our common stock present, either in person or represented by proxy, and entitled to vote at the 2022 annual meeting is required to elect directors (Proposal 1). With respect to the ratification of Cherry Bekaert LLP as our independent registered public accounting firm (Proposal 2), assuming the existence of a quorum, the affirmative vote of a majority of the shares of our common stock present, either in person or represented by proxy, and entitled to vote at the 2022 annual meeting is required to decide such matter. If a quorum is not present in person or by proxy, the 2022 annual meeting may be adjourned until a quorum is obtained.

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Abstentions are counted toward the calculation of a quorum and will have the same effect as a vote against a proposal. If you are a beneficial owner whose shares are held of record by a broker, bank or other nominee, you must instruct the broker, bank or other nominee how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker, bank or other nominee does not have discretionary authority to vote. This is called a “broker non-vote.”  Proxies returned by brokerage firms for which no voting instructions have been provided by the beneficial owners will count towards the quorum. A broker or other nominee holding shares for a beneficial owner may generally vote on routine matters, but not non-routine matters, without receiving voting instructions. The uncontested election of directors (Proposal 1) is considered a non-routine matter. If your shares are held by a broker or nominee and you do not provide such voting instructions, your shares will not be voted FOR Proposal 1.  The ratification of the selection of the independent registered public accounting firm (Proposal 2) is considered a routine matter.  Please provide instructions to your brokers or nominee on how to vote your shares.

Communications with our board of directors. You may contact any of our directors by writing to them c/o cbdMD, Inc., 8845 Red Oak Boulevard, Charlotte, NC 28217. Each communication should specify the applicable director or directors to be contacted as well as the general topic of the communication. We may initially receive and process communications before forwarding them to the applicable director. We generally will not forward to the directors a shareholder communication that is determined to be primarily commercial in nature, that relates to an improper or irrelevant topic, or that requests general information about cbdMD. Concerns about accounting or auditing matters or communications intended for non-management directors should be sent to the attention of the Chairman of the Audit Committee at the address above. Our directors may at any time review a log of all correspondence received by cbdMD that is addressed to the independent members of the board and request copies of any such correspondence.

Who can help answer your questions? If you have additional questions after reading this proxy statement, you may seek answers to your questions by writing, calling or emailing:

John Weston

Director of Investor Relations

cbdMD, Inc.

8845 Red Oak Boulevard

Charlotte, NC 28217

Telephone: (704) 249-9515 (direct)

email: John.Weston@cbdmd.com

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PROPOSAL 1- ELECTION OF DIRECTORS

The board, upon recommendation by the Compensation, Corporate Governance and Nominating Committee, has nominated the following six individuals for election as directors, each to hold office until the 2022 annual meeting of shareholders or until his successor has been duly elected and qualified. Set forth below is biographical information on the director nominees.

Martin A. Sumichrast
Age 55 Director Since 2015 ● Co-Chief Executive Officer and Chairman of the Board of Directors

Professional Background and Qualifications Mr. Sumichrast has served as a member of the board of directors and chairman of the board of directors since April 2015.  Mr. Sumichrast served as our Chief Executive Officer from September 2016 until July 2019 and as our co-Chief Executive Officer since July 2019.  Mr. Sumichrast has been a member of the board of directors and Chief Executive Officer of Adara Acquisition Corp., a newly organized SPAC, since its formation in August 2020, and manager of its sponsor, Adara Sponsor, LLC, since its formation in August 2020.  Since 2018 he has served as the Managing Director of SFT1, LLC, a private investment company owned by a family trust, and from 2012 until 2020 he served as the Managing Director of Washington Capital, LLC, a family office. From 2013 until July 2020 he served as the Managing Member of Stone Street Capital, LLC, a Charlotte, North Carolina-based private investment company. Mr. Sumichrast serves as a Trustee and Chairman of the Nominating and Governance Committees of the Barings Global Short Duration High Yield Fund, Inc. (NYSE: BGH) and the Barings Capital Funds Trust, Inc. We selected Mr. Sumichrast to serve on our board of directors based upon his significant experience both as an investor and advisor, as well as his experience as a member of a board of directors of a listed company.

R. Scott Coffman
Age 60 Director since 2018 ● Co-Chief Executive Officer, Director and President

Professional Background and Qualifications Mr. Coffman served as a member of our board of directors since December 2018.  He has served as Chief Executive Officer of our CBDI subsidiary since December 2018 and has served as our co-Chief Executive Officer since July 2019.  He also serves as our President. Mr. Coffman has over 25 years of business experience in which he founded several businesses in the internet services, manufacturing and e-commerce sectors. As an executive or partner in these entities, Mr. Coffman oversaw the strategic direction, developed the business plan and oversaw the operation of the companies. Mr. Coffman was a manager and Chief Executive Officer of Cure Based Development, LLC from the founding of the company in September 2017 until the mergers with CBDI in December 2018. Prior to that, from 2012 to 2017, he was an Operating Partner in a regional restaurant group and also had day to day executive oversight of DataTech Global LLC, a privately held technology company which focuses on online sales and marketing. In 2009 he founded Blu, an E-cigarette manufacturer which he built into a leading brand and subsequently sold it to Lorillard Tobacco in 2012. Mr. Coffman is the managing member of Coffman Management, LLC.  Mr. Coffman received a Bachelor of Arts degree in Economics from Marshall University. We selected Mr. Coffman as a member of our board of directors as a result of his extensive executive level experience and his role as the founder of Cure Based Development, LLC.

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Bakari Sellers
Age 37 Director since 2017 ● Chairman of the Compensation, Corporate Governance and Nominating Committee

Professional Background and Qualifications  Mr. Sellers has been a member of our board of directors since March 2017.  Mr. Sellers, an attorney, has been a member of the Strom Law Firm, LLC, in Columbia, South Carolina since 2007. Mr. Sellers is a former member of the South Carolina House of Representative, where he represented the 90th District beginning in 2006, making history as the youngest member of the South Carolina state legislature and the youngest African American elected official in the nation. In 2014, he ran as the Democratic nominee for Lt. Governor of South Carolina. He has worked for United States Congressman James Clyburn and former Atlanta Mayor Shirley Franklin. Earning his undergraduate degree from Morehouse College, where he served as student body president, and his law degree from the University of South Carolina, Mr. Sellers has followed in the footsteps of his father, civil rights leader Cleveland Sellers, in his tireless commitment to service taking championing progressive policies to address issues ranging from education and poverty to preventing domestic violence and childhood obesity. He has served as a featured speaker at events for the National Education Association, College Democrats of America National Convention, the 2008 Democratic National Convention and, in 2007, delivered the opening keynote address to the AIPAC Policy Conference in Washington, DC. Mr. Sellers is also a political commentator at CNN. We selected Mr. Sellers as a result of his leadership experience, commitment to public policy and legal background

William F. Raines, III
Age 62 Director since 2019 ● Chairman of the Audit Committee

Professional Background and Qualifications  Mr. Raines has been a member of our board of directors since April 2019.  Since 2008 Mr. Raines has been employed by DataTech Global, LLC, a privately held technology company affiliated with Mr. Coffman which focuses on online sales and marketing, serving as Chief Financial Officer from 2008 to 2012 and Chief Executive Officer since 2012. Mr. Raines has over 35 years of accounting and financial experience with a primary focus on financial control of operations, financial reporting, acquisitions and implementation of acquisition plans. Earlier in his career, from 1991 until 2006 Mr. Raines served in various capacities from Corporate Controller of Speedway Motorsports, Inc. (NYSE:TRK) to General Manager of SMI Properties, Inc., a subsidiary of Speedway Motorsports, Inc., and from 2009 until 2012 he was Chief Executive Officer and Chief Financial Officer of Intermark Brands, LLC, the manufacturer of Blu, an e-cigarette, and its related entities BLEC, LLC and QSN Technologies, LLC, which were subsequently sold to Lorillard Tobacco in 2012. Mr. Raines received a B.S. in Accounting from the University of Maryland in 1981. We selected Mr. Raines to serve on the board as a result of his extensive technology, accounting and mergers and acquisitions experience.

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Peter Ghiloni
Age 71 Director since 2019

Professional Background and Qualifications  Mr. Ghiloni has been a member of our board of directors since April 2019.  In 2018 Mr. Ghiloni retired as Chief Executive Officer of Swisher International, Inc., North America’s largest producer of cigars. Mr. Ghiloni began his career in the tobacco business with the United States Tobacco Company in 1972 after graduating from Fordham University with a Bachelor of Science degree in Marketing. In 1983, he moved to The Helme Tobacco Company as Vice President of Marketing and in 1991, he was promoted to Senior Vice President of Sales and Marketing. Following the merger of Swisher International, Inc. and The Helme Tobacco Company, Mr. Ghiloni assumed the role of Senior Vice President of Marketing for the combined company. In 2013, Mr. Ghiloni was promoted to the position of President and Chief Executive Officer. Mr. Ghiloni serves on a variety of boards including the Board of Swisher International, Inc., the Board of Jacksonville University and the Board of the Baptist Beaches Hospital. We selected Mr. Ghiloni to serve on the board of directors as a result of his executive leadership positions, his position as President, Chief Executive Officer and a member of the Board of Directors of Swisher International, Inc., his service on additional boards and extensive business background.

Scott G. Stephen
Age 56 Director since 2019

Professional Background and Qualifications  Mr. Stephen has been a member of our board of directors since April 2019.  Mr. Stephen has served as Chief Growth Officer of Guaranteed Rate Inc., a U.S. residential mortgage company headquartered in Chicago, IL, since February 2012. Mr. Stephen also serves as President of Guaranteed Rate Insurance and Ravenswood Title, affiliates of Guaranteed Rate Inc. From 2003 until 2012, he was employed by Playboy Enterprises, Inc., a leading men’s global entertainment and lifestyle company, serving in a variety of positions including Chief Operations Officer, Executive Vice President, Playboy Print/Digital Group and Executive Vice President and General Manager of Playboy Digital Media. From 1999 to 2003 Mr. Stephen was employed by Yesmail, Inc., an online relationship marketing company, serving as Chief Operating Officer and Vice President of Client Services and Operations. Mr. Stephen received a Bachelor of Business Administration in Finance from the University of Notre Dame and a Master of Management in Marketing and Organizational Behavior from the Kellogg School of Management at Northwestern University. We selected Mr. Stephen to serve on the board of directors as a result of his executive leadership positions, his positions with Guaranteed Rate Inc. and Playboy Enterprises and his extensive business background.

There are no family relationships between any of the executive officers and directors. The board of directors has determined that each of Messrs. Sellers, Raines, Ghiloni and Stephen will be independent directors within the meaning of Rule 803 of the NYSE American Company Guide.

☑	The board of directors recommends a vote “FOR” the election of Messrs. Sumichrast, Coffman, Raines, Ghiloni and Stephen to the board of directors.

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PROPOSAL 2 - RATIFICATION OF THE APPOINTMENT OF CHERRY BEKAERT LLP

The Audit Committee has appointed Cherry Bekaert LLP as our independent registered public accounting firm to audit our consolidated financial statements for fiscal 2022. We have invited representatives of Cherry Bekaert LLP to attend the 2022 annual meeting. Although shareholder ratification of the appointment of our independent auditor is not required by our bylaws or otherwise, we are submitting the selection of Cherry Bekaert LLP to our common shareholders for ratification to permit our common shareholders to participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent auditor for our company. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in our best interests.

Fees

The following table shows the fees that were billed for the audit and other services provided for fiscal 2021 and fiscal 2020:

	Fiscal 2021	Fiscal 2020

Audit Fees	306,000	300,000
Audit Related Fees	73,000	119,795
Tax Fees	22,420	20,900
All other Fees	1,550	77,347
Total	402,970	518,042

Audit Fees — This category includes the audit of our annual financial statements and services that are normally provided by the independent registered public accounting firm in connection with engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

Audit-Related Fees — This category consists of assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include consultation regarding our correspondence with the SEC, other SEC filings and other accounting consulting.

Tax Fees — This category consists of professional services rendered by our independent registered public accounting firm for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

All Other Fees — This category consists of fees for other miscellaneous items.

Pre-Approval Policy

Our board of directors has adopted a procedure for pre-approval of all fees charged by our independent registered public accounting firm. Under the procedure, the Audit Committee of the board approves the engagement letter with respect to audit, tax and review services. Other fees are subject to pre-approval by the Audit Committee of the board. The audit and tax fees paid to the auditors with respect to the fiscal 2021 and fiscal 2020 were approved by the Audit Committee of the board of directors.

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Report of the Audit Committee of the Board of Directors

The primary function of the Audit Committee is to assist the board of directors in its oversight of our financial reporting processes. Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting. Our independent auditors are responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles.

With respect to fiscal 2021, in addition to its other work, the Audit Committee:

●

reviewed and discussed with management and Cherry Bekaert LLP, our independent registered public accounting firm, our audited consolidated financial statements as of September 30, 2021 and the fiscal year then ended;

●

discussed with Cherry Bekaert LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, with respect to its review of the findings of the independent registered public accounting firm during its examination of our financial statements; and

●

received from Cherry Bekaert LLP written affirmation of its independence as required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” In addition, the Audit Committee discussed with Cherry Bekaert LLP, its independence and determined that the provision of non-audit services was compatible with maintaining auditor independence.

The Audit Committee recommended, based on the review and discussion summarized above, that the board of directors include the audited consolidated financial statements in the 2021 10-K for filing with the SEC.

Dated: December 17, 2021	Audit Committee of the board of directors of cbdMD, Inc.

/s/ William F. Raines, III, Chairman
/s/ Bakari Sellers
/s/ Scott G. Stephen

☑	The Board of Directors recommends a vote “FOR” the ratification of the appointment of Cherry Bekaert LLP as the independent registered public accounting firm.

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OTHER MATTERS

As of the date hereof, there are no other matters that we intend to present, or have reason to believe others will present, at the 2022 annual meeting. If, however, other matters properly come before the 2022 annual meeting, the accompanying proxy authorizes the person named as proxy or his substitute to vote on such matters as he determines appropriate.

DISSENTER'S RIGHTS

Under North Carolina law there are no dissenter's rights available to our common shareholders in connection with any matter submitted to a vote of our common shareholders at the 2022 annual meeting.

CORPORATE GOVERNANCE

Corporate Governance Framework

We are committed to maintaining the highest standards of honest and ethical conduct in running our business efficiently, serving our shareholders’ interests and maintaining our integrity in the marketplace. To assist in its governance, our board has formed two standing committees composed entirely of independent directors, the Audit Committee and the Compensation, Corporate Governance and Nominating Committee, and we have adopted a Code of Business Conduct, a Whistleblower Policy and an Insider Trading Policy.  Copies of our committee charters, Code of Business Conduct and Ethics, Whistleblower Policy and Insider Trading Policy may be found on our website at www.cbdmd.com. Copies of these materials also are available without charge upon written request to our Corporate Secretary.

Board of Directors

The board of directors oversees our business affairs and monitors the performance of management. In accordance with our corporate governance principles, the board of directors does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the co-Chief Executive Officers and our Chief Financial Officer, by reading materials that we may send them and by participating in board of directors and committee meetings. Directors are elected for a term of one year, serving until our next annual meeting. Our directors hold office until their successors have been elected and duly qualified unless the director resigns or by reason of death or other cause is unable to serve in the capacity of director. If any director resigns, dies or is otherwise unable to serve out his or her term, or if the board increases the number of directors, the board may fill any vacancy by a vote of a majority of the directors then in office, although less than a quorum of directors then exists. A director elected to fill a vacancy shall serve for the unexpired term of his or her predecessor. Vacancies occurring by reason of the removal of directors without cause may only be filled by vote of the shareholders.

The board of directors conducts its business through meetings and actions taken by written consent in lieu of meetings. Our independent directors meet in executive session at each regularly scheduled board meeting.  During fiscal 2021, the board of directors held 21 meetings. During fiscal 2021, each director attended at least 75% of the aggregate of (i) the total number of meetings of the board of directors held during the period of such member’s service and (ii) the total number of meetings of the committees of the board of directors on which he served held during the period of such member’s service.

Board Leadership Structure and Board’s Role in Risk Oversight

Mr. Martin A. Sumichrast serves as both our co-Chief Executive Officer and Chairman of our board of directors.  Mr. R. Scott Coffman serves as our co-Chief Executive Officer and president.  Messrs. Sellers, Raines, Ghiloni and Stephen are each considered an independent director within the meaning of Section 803 of the NYSE American LLC Company Guide. We do not have a “lead” independent director.

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Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including operational risk, regulatory risk, strategic risk, reputation risk, credit risk, interest rate risk, and liquidity risk. Management is responsible for the day-to-day management of risks we face, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management process designed and implemented by management are adequate and functioning as designed. Our co-Chief Executive Officers are both members of our board of directors.  Our Chief Financial Officer attends the board meetings and is available to address any questions or concerns raised by the board on risk management and any other matters. Our co-Chief Executive Officers, Chief Financial Officer and the independent members of the board work together to provide strong, independent oversight of our company’s management and affairs through its standing committees and, when necessary, special meetings of independent directors.

Board Committees

The board of directors has standing Audit, and Compensation, Corporate Governance and Nominating Committees. Each committee has a written charter. The charters are available on our website at www.cbdmd.com. All committee members are independent directors. Information concerning the current membership and function of each committee is as follows:

Audit Committee

Responsibilities

The Audit Committee assists the board in fulfilling its oversight responsibility relating to:

● the integrity of our financial statements;

● our compliance with legal and regulatory requirements; and

● the qualifications and independence of our independent registered public accountants.

The Audit Committee has the ultimate authority to select, evaluate and, where appropriate, replace the independent auditor, approve all audit engagement fees and terms, and engage outside advisors, including its own counsel, as it deems necessary to carry out its duties. The Audit Committee is also responsible for performing other related responsibilities set forth in its charter. Each of the Audit Committee members is considered a “financial expert” under applicable SEC rules.

Members: ● William F. Raines, III (Chairman) ● Bakari Sellers ● Scott G. Stephen Meetings in fiscal 2021: 5

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Compensation, Corporate Governance and Nominating Committee

In April 2020 following our 2020 annual meeting of shareholders, our board of directors approved the consolidation of two previously constituted board committees, the Compensation Committee and the Nominating and Corporate Governance Committee, into one consolidated committee titled the Compensation, Corporate Governance and Nominating Committee.

Responsibilities

The Compensation, Corporate Governance and Nominating Committee is charged with ensuring that our compensation programs are competitive, designed to attract and retain highly qualified directors, officers and employees, encourage high performance, promote accountability and assure that employee interests are aligned with the interests of our shareholders. The committee is also tasked with assessing the performance of the board and to make recommendations to the board from time to time, or whenever it shall be called upon to do so, regarding nominees for the board and to ensure our compliance with appropriate corporate governance policies and procedures. The Compensation, Corporate Governance and Nominating Committee also administers our equity compensation plans.

Use of Outside Advisors

All compensation decisions are made with consideration of the committee’s guiding principles to provide competitive compensation for the purpose of attracting and retaining talented executives and of motivating our executives to achieve improved cbdMD executive performance, which ultimately benefits our shareholders. The committee has the sole authority to retain and terminate any advisors, including independent counsel, compensation consultants and other advisors to assist as needed, and has sole authority to approve the advisors’ fees, which will be paid by us, and the other terms and conditions of their engagement. The committee considers input and recommendations from management, including our co-Chief Executive Officers (who are not present during any committee deliberations with respect to compensation) in connection with its review of our compensation programs and its annual review of the performance of the other executive officers. During fiscal 2020 and 2021 the committee engaged the services of an independent compensation consultant, Willis Towers Watson, to provide it with an executive pay review. The committee takes into consideration the recommendations of the outside compensation consultant and our co-Chief Executive Officers but retains absolute discretion as to whether to adopt such recommendations in whole or in part, as it deems appropriate.

Members: ● Bakari Sellers (Chairman) ● Peter Ghiloni ● Sim Farar (resigned January 5, 2022) Meetings in fiscal 2021: 9

Shareholder Nominations

Common shareholders who would like to propose a candidate to serve as a member of our board of directors may do so by submitting the candidate’s name, resume and biographical information to the attention of our Corporate Secretary. All proposals for nomination received by the Corporate Secretary will be presented to the Compensation, Corporate Governance and Nominating Committee for appropriate consideration. The board of directors is committed to promoting diversity and inclusion in the governance and operations of cbdMD. These values are to be reflected in identifying candidates for board service and in the overall markup of the board, so that the board is inclusive of members who reflect racial, gender and ethnic diversity. It is the policy of the Compensation, Corporate Governance and Nominating Committee to consider director candidates recommended by common shareholders who appear to be qualified to serve on our board of directors. The Compensation, Corporate Governance and Nominating Committee may, however, choose not to consider an unsolicited recommendation if no vacancy exists on the board of directors and the committee does not perceive a need to increase the size of the board of directors.

In order to avoid the unnecessary use of the Compensation, Corporate Governance and Nominating Committee’s resources, the committee will consider only those director candidates recommended in accordance with the procedures set forth below. To submit a recommendation of a director candidate to the Compensation, Corporate Governance and Nominating Committee, a common shareholder should submit the following information in writing, addressed to the corporate secretary of cbdMD at our main office:

●	the name and address of the person recommended as a director candidate;
●

all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

●	the written consent of the person being recommended as a director candidate to be named in the proxy statement as a nominee and to serve as a director if elected;
●

as to the person making the recommendation, the name and address, as they appear on our books, of such person, and number of shares of our common stock owned by such person; provided, however, that if the person is not a registered holder of our common stock, the person should submit his or her name and address along with a current written statement from the record holder of the shares that reflects the recommending person’s beneficial ownership of our common stock; and

●	a statement disclosing whether the person making the recommendation is acting with or on behalf of any other person and, if applicable, the identity of such person.

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Compensation of Directors

In March 2021, after reviewing the results of an independent compensation study on public company executive and board compensation, the Compensation, Corporate Governance and Nominating Committee of our board of directors adopted a new compensation program for our independent directors and non-management directors for the 2021 board term which began in March 2021, the components of which are set forth below:

Annual retainer	$35,000

Stock award, 5,000 shares of common stock, vesting quarterly on June 30, 2021, September 30, 2021, December 31, 2021 and March 31, 2022

Common stock option grant, 30,000 shares, five year term, strike price fair market value on the Grant Date, vesting immediately

Additional committee chairperson annual compensation:
Audit Committee	$17,000
Compensation, Corporate Governance and Nominating Committee	$7,000

Additional committee membership annual compensation (excluding chairperson):
Audit Committee	$8,500
Compensation, Corporate Governance and Nominating Committee	$4,000

No additional compensation for meeting attendance

Our management directors do not receive separate compensation for their services as members of our board of directors.

The following table sets forth the compensation paid or earned for fiscal 2021 by our independent directors.

(1)

Represents the grant date value of the options and awards granted during the years presented, determined in accordance with FASB ASC Topic 718. The assumptions made in the valuations of the awards are included in Note 9 of the notes to our consolidated financial statements appearing in our 2021 10-K.

(2)	Mr. Farar resigned from the board of directors on January 5, 2022.

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Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us under Rule 16a-3(d) of the Securities Exchange Act of 1934, as amended, during fiscal 2021 and Forms 5 and amendments thereto furnished to us with respect to fiscal 2021, as well as any written representation from a reporting person that no Form 5 is required, we are not aware that any officer, director or 10% or greater shareholder failed to file on a timely basis, as disclosed in the aforementioned forms, reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, during fiscal 2021.

EXECUTIVE COMPENSATION

Executive Officers

Set forth below is biographical information on the executive officers.

Martin A. Sumichrast
Co-Chief Executive Officer	Biographical information on Mr. Sumichrast appears earlier in this proxy statement under Proposal 1.

R. Scott Coffman
Co-Chief Executive Officer and President	Biographical information on Mr. Coffman appears earlier in this proxy statement under Proposal 1.

T. Ronan Kennedy
Age 43 Chief Financial Officer and Chief Operating Officer

Mr. Kennedy has served as our Chief Financial Officer since October 2020. On March 3, 2021, he was appointed to serve as our Chief Operating Officer.  Prior to joining cbdMD, he served as Chief Financial Officer of AMV Holdings, LLC, a Mooresville, NC-based vaping and e-cigarette retailer, manufacturer and wholesaler from 2015 through October 2020. During his tenure, AMV grew from a nine-store regional chain to a platform of over 100 U.S. locations and a growing European footprint. Following the passing of the Farm Bill in late 2018, Mr. Kennedy assisted AMV expand into the manufacturing and retailing of CBD products. Prior to his role at AMV, Mr. Kennedy spent nine years at Meriturn Partners, LLC, a Raleigh, NC-based middle-market private equity firm focused on acquiring and advising middle-market companies, where he was a Principal. In his role with Meriturn Partners, LLC, Mr. Kennedy has led all facets of transactions, including due diligence, financial analysis and capital raising and in 2014 helped lead Meriturn’s original acquisition of AMV’s predecessor. Since 2014 Mr. Kennedy has also provided independent advisory and consulting services with select organizations and his engagements have included leading the financial analysis on sale-side engagements, assistance in negotiating a $40 million sale to a strategic buyer, advising secured creditors through restructuring of a restaurant group, and serving as a co-trustee for a specialty pharmaceutical company. From 2001 to 2004 Mr. Kennedy held engineering and manufacturing roles with Visteon Corporation, a $16 billion Tier 1 automotive supplier. Mr. Kennedy received a B.S. in Mechanical Engineering from Virginia Polytechnic Institute & State University and a M.B.A. from the Fuqua School of Business, Duke University. Since 2019 Mr. Kennedy has served on the Board of Directors of Nexus Capital Real Estate Inc., a Rochester, NY-based real estate investment firm.

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Key Employees

While not executive officers of our company, the following individuals are key employees of our company and are expected to make significant contributions to our business.

Lance Blundell
Age 51 General Counsel

Mr. Blundell has been serving as outside counsel since December 2018 and was named General Counsel in January 2021. Mr. Blundell oversees our industry regulatory compliance.  Mr. Blundell has over 20 years of business experience serving as General Counsel for businesses in the internet services, consumer product manufacturing, and e-commerce sectors. As General Counsel for these entities, Mr. Blundell oversaw all aspects of legal and was heavily involved in business development for the companies. Mr. Blundell was the General Counsel for Cure Based Development, LLC from the founding of the company in September 2017 until the mergers with CBDI in December 2018. Since 2000 he has also served as counsel to several companies including DataTech Global LLC, a privately held technology company which focuses on online sales and marketing, Blu, an E-cigarette manufacturer founded in 2009 and subsequently sold to Lorillard Tobacco in 2012, and most recently W The Brand, a multi-state cannabis extraction and manufacturing company.  Mr. Blundell received a Bachelor of Science degree in Business Administration/Marketing from the University of Colorado in 1994 and a Juris Doctor from the University of San Diego School of Law in 1997.

Sibyl Swift
Age 41 Vice President for Scientific & Regulatory Affairs

Sibyl Swift, Ph.D. has served as our Vice President for Scientific & Regulatory Affairs for cbdMD and the co-chair of cbdMD Therapeutics since March of 2021. As VP for cbdMD, she directs the company’s research partnerships, clinical trials, advises on regulatory matters and provides guidance on good manufacturing practices. Prior to joining cbdMD, Dr. Swift was the Senior Vice President for Scientific & Regulatory Affairs at the Natural Products Association (NPA). In that role, Dr. Swift was responsible for the development and implementation of the association’s education, regulatory, and compliance programs and effort, such as the Supplement Safety and Compliance Initiative (SSCI), the NPA Natural Standard, and others. She represented the association on Codex Alimentarius (an international standards organization) and provided guidance on claims reviews, substantiation, and regulatory policy. Before joining NPA, Dr. Swift was the Associate Director for Research and Strategy within the U.S. Food and Drug Administration’s (FDA) Office of Dietary Supplement Programs. As Associate Director, Dr. Swift directed the office’s research portfolio and was responsible for ensuring alignment between its science, research, compliance, enforcement, and policy initiatives. Dr. Swift was also the co-chair of the Botanical Safety Consortium, a collaboration between scientists from government agencies, academia and industry. Dr. Swift earned her Ph.D. in nutrition and M.S. in physiology at Texas A&M University. She is currently a member of the American Society for Nutrition.

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Francisco (Pancho) Mangual
Age 43 Senior Vice President of Sales

Mr. Mangual has served as our Senior Vice President of Sales since November 2018.  He oversees our wholesale sales operations.  Prior to joining our company, from October 2013 until October 2018 he was a General Sales Manager with Hearst Corporation.  While employed by Hearst Corporation, Mr. Mangual oversaw the LocalEdge - Hearst Digital Media launch of its first digital expansion market in the Charlotte, NC market where he was responsible for connecting with local businesses to showcase products and lead generating proven solutions. Following this project, he oversaw the development a new local retail sales team in San Antonio, TX with a digital focus for the San Antonio Express News. Mr. Mangual attended the University of South Carolina - Spartanburg.

David Johnson
Age 52 Senior Vice President of Business Development

Mr. Johnson is responsible for the Company’s push into all major food, drug and mass merchandise (“FDM”) retailers in the U.S. as well as creating new avenues for greater product distribution.  Mr. Johnson brings over 30 years of experience in the consumer goods industry, including almost 20 years with PepsiCo (NASDAQ: PEP) as Director of Sales.  In addition to PepsiCo, Mr. Johnson led both Client Services and Business Development for CROSSMARK in which he worked across categories and across sectors to enable rapid market expansion for clients.  Mr. Johnson brings over 3 years of CBD related experience consisting of a key role as President of the Curaleaf CBD startup Division. Mr. Johnson has had an exemplary career developing and fostering relationships with retailers while focusing on expanding opportunities to drive sustainable growth that results in greater top and bottom-line results.

Matthew Coapman
Age 46 Chief Marketing Officer

Mr. Coapman has served as our Chief Marketing Officer since November 2021.  He oversees our digital marketing and creative operations.  Mr. Coapman brings over 15 years of experience in the world of digital marketing and ecommerce strategy execution to the company. Since 2016, Matt has been a Partner at consumer goods think tank Dingoz Consulting, where he helped clients with their product launches and ecommerce development. Prior to that role, from 2010 to 2016, he was the Vice President of Marketing for blu eCigs®, one of the most recognized brands in the e-cig industry. In 2013, blu eCigs® was acquired by Fontem Ventures, a wholly owned subsidiary of Imperial Tobacco. During Matt’s tenure with Fontem, blu eCigs® launched new products and flavors and embarked on a national TV, print, retail, online, and social media marketing campaign, which resulted in blu eCigs® becoming the most recognized e-cig brand in the world Mr. Coapman received a BA in History and Education from the University of North Carolina - Charlotte.

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Summary Compensation Table

The following table summarizes all compensation recorded by us in each of the last two completed fiscal years for:

●	all individuals serving as our principal executive officer or acting in a similar capacity during fiscal 2021;
●	our two most highly compensated named executive officers at September 30, 2021 whose annual compensation exceeded $100,000; and
●

up to two additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as a named executive officer of our company at September 30, 2021.

(1)

Represents the grant date value of the options and awards granted during the years presented, determined in accordance with FASB ASC Topic 718. The assumptions made in the valuations of the awards are included in Note 9 of the notes to our consolidated financial statements appearing in our 2021 10-K.

(2)	Mr. Kennedy commenced serving as our Chief Financial Officer on October 1, 2020 and was appointed Chief Operating Officer on March 3, 2021.

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Executive Employment Agreements

Martin A. Sumichrast.  In September 2018 we entered into an Executive Employment Agreement with Mr. Sumichrast, which was amended in November 2020 (collectively, the “Sumichrast Employment Agreement”), the material terms of which are as follows:

Term:	Initial term of three years commencing September 2018, with the option of extending for additional one-year terms by mutual consent of the parties upon 60 day’s prior notice by us.

Initial annual base salary:	$335,000.

Performance bonus:

Mr. Sumichrast is eligible for a performance bonus, payable in a combination of cash and awards of common stock, to be based upon his relative achievement of annual performance goals to be established by our board of directors upon recommendation of the Compensation, Corporate Governance and Nominating Committee.

Discretionary bonus:

The Compensation, Corporate Governance and Nominating Committee will review his performance on an annual basis, and in connection with such annual review, Mr. Sumichrast may be entitled to receive an annual discretionary bonus in such amount as may be determined by the committee, in its sole discretion.  In November 2020 the committee awarded him a discretionary cash bonus of $250,000, payable in January 2021, provided that (a) the Sumichrast Employment Agreement not otherwise been terminated by either party for any reason, (b) our audited financial statements for fiscal 2020 were completed and our independent registered public accounting firm issued an unqualified opinion on such financial statements, and (c) we timely filed our 2020 10-K.  The bonus was paid to Mr. Sumichrast in January 2021 following the satisfaction of such criteria.

Other benefits:

Mr. Sumichrast is entitled to participate in all benefit programs we offer our employees, reimbursement for business expenses and such amount of paid vacation as is consistent with his position and length of service to us.

Claw back provision:

Any incentive-based compensation, or any other compensation, paid to Mr. Sumichrast pursuant to the terms of the Sumichrast Employment Agreement, or otherwise, is subject to recovery under any law, government regulation or stock exchange listing requirement, and will be subject to such deductions and claw back as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement, or any policy adopted by cbdMD pursuant to any such law, government regulation or stock exchange listing requirement.

Termination:	The Sumichrast Employment Agreement will terminate upon his death or as follows:

Disability

If we should terminate the Sumichrast Employment Agreement as a result of his disability (as defined in the agreement) he is entitled to his base salary for a period of three months following the date of termination.

By cbdMD for cause or by Mr. Sumichrast without cause:

We may terminate the Sumichrast Employment Agreement without notice for “cause” (as defined in the Sumichrast Employment Agreement) following a 30 day cure period.  If we should terminate the Sumichrast Employment Agreement for cause, he is not entitled to any compensation or severance benefits.  Mr. Sumichrast may also terminate the agreement without cause.  In such event, he is not entitled to any compensation or severance benefits.

By cbdMD other than for cause and not in connection with a change of control:

We may terminate the Sumichrast Employment Agreement upon 30 days’ notice to Mr. Sumichrast.  In such event, he is entitled to receive his base salary and executive benefits through the remaining period of the then current term of the agreement, and all granted but unvested options or restricted shares shall become fully vested on the date of termination and may be exercised by him for a period of 12 months following the date of termination.

Constructive termination:

Constructive termination of the Sumichrast Employment Agreement shall occur if we materially breach the agreement, a successor company to us fails to assume the obligations under the agreement, or a material change in Mr. Sumichrast’s duties and responsibilities occurs, all subject to waiver by him.  In such event, subject to a 30 day cure period, he is entitled to the same compensation as if we had terminated the agreement without cause.

Change of control:

If the Sumichrast Employment Agreement is terminated not for cause within two years of a change of control of cbdMD (as defined in the agreement), or in the 90 days prior to a change of control, we are obligated to pay Mr. Sumichrast an amount equal to the greater of (i) 1.5 multiplied by his then base salary, or (ii) the base salary remaining to be paid during the initial term of the agreement, payable in a lump-sum payment on the termination date.

Non-compete, confidentially and indemnification:	The Sumichrast Employment Agreement contains customary non-compete, for a period of one year following the date of termination, confidentiality and indemnification provisions.

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On April 19, 2021 we entered into an Amended and Restated Executive Employment Agreement with Mr. Sumichrast (the “Amended and Restated Sumichrast Employment Agreement”) which amends and restates the terms of the Sumichrast Executive Employment Agreement as follows:

•	extended to term of the employment agreement to December 31, 2023;

•

increased his base salary from $335,000 annually to $370,000 through December 31, 2021, which increases to $425,000 annually for the period of January 1, 2022 through December 31, 2022, which further increases to $500,000 annually for the period of January 1, 2023 through December 31, 2023;

•

granted him, under the terms of the 2021 Plan, (i) a restricted stock award of an aggregate of 750,000 shares of the Corporation’s common stock, vesting at the rate of 250,000 shares on each of January 1, 2022, January 1, 2023 and January 1, 2024, and (ii) stock options to purchase an aggregate of 750,000 shares of common stock at an exercise price of $3.39 per share, which was equal to the closing price of our common stock as reported on the NYSE American on the trading day immediately preceding the date of the agreement, vesting at the rate of 250,000 stock options on each of January 1, 2022, January 1, 2023 and January 1, 2024;

•	added a provision that he is eligible for an annual cash performance bonus of up to 50% of his base salary payable in cash upon the Corporation reporting Total Net Sales (as defined in the Amended and Restated Sumichrast Employment Agreement) equal or exceeding the amount set forth below for each performance bonus period:

Performance Bonus Period Minimum Total	Net Sales for Performance Bonus Period

October 1, 2020 through September 30, 2021	$60,000,000
October 1, 2021 through September 30, 2022	$80,000,000
October 1, 2022 through September 30, 2023	$100,000,000

•	provided that we maintain a “key man” life insurance on Mr. Sumichrast’s life in a coverage amount of $10,000,000, paid for by our company, of which our company will be the beneficiary for the first $3,000,000 of coverage and Mr. Sumichrast’s estate will be the beneficiary for the remaining $7,000,000 of coverage.

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R. Scott Coffman. In December 2018 CBDI, our wholly-owned subsidiary, entered into an Executive Employment Agreement with Mr. Coffman, which was amended in November 2020 (collectively, the “Coffman Employment Agreement”), the material terms of which are as follows:

Term:	Five years, with the option of extending for additional one-year terms by mutual consent of the parties upon 60 day’s prior notice by us.

Initial annual base salary:	$335,000.

Discretionary bonus:

The Compensation, Corporate Governance and Nominating Committee of cbdMD will review his performance on an annual basis, and in connection with such annual review, Mr. Coffman may be entitled to receive an annual discretionary bonus in such amount as may be determined by the committee, in its sole discretion.  In November 2020 the committee awarded him a discretionary cash bonus of $250,000, payable in January 2021, provided that (a) the Coffman Employment Agreement not otherwise been terminated by either party for any reason, (b) our audited financial statements for fiscal 2020 were completed and our independent registered public accounting firm issued an unqualified opinion on such financial statements, and (c) we timely filed our 2020 10-K.  The bonus was paid to Mr. Coffman in January 2021 following the satisfaction of such criteria.

Other benefits:

Mr. Coffman is entitled to participate in all benefit programs we offer our employees, reimbursement for business expenses and such amount of paid vacation as is consistent with his position and length of service to us.

Claw back provision:

Any incentive-based compensation, or any other compensation, paid to Mr. Coffman pursuant to the terms of the Coffman Employment Agreement, or otherwise, is subject to recovery under any law, government regulation or stock exchange listing requirement, and will be subject to such deductions and claw back as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement, or any policy adopted by cbdMD pursuant to any such law, government regulation or stock exchange listing requirement.

Termination:

The Coffman Employment Agreement will terminate upon his death or disability. In the event of termination upon death or disability Mr. Coffman shall receive his base salary for a period of three months from the date of termination. In addition, CBDI may terminate the Coffman Employment Agreement without notice for “cause” (as defined in the Coffman Employment Agreement) following a 30 day cure period.  If CBDI should terminate the Coffman Employment Agreement for cause, he is not entitled to any compensation or severance benefits.  Mr. Coffman may also terminate the agreement without cause.  In such event, he is not entitled to any compensation or severance benefits.

Non-compete, confidentially and indemnification:	The Coffman Employment Agreement contains customary non-compete, for a period of one year following the date of termination, confidentiality and indemnification provisions.

On April 19, 2021 we entered into an Amended and Restated Executive Employment Agreement with Mr. Coffman (the “Amended and Restated Coffman Employment Agreement”) which amends and restates the terms of the Coffman Employment Agreement as follows:

•

increased his base salary from $335,000 annually to $370,000 through December 31, 2021, which increases to $425,000 annually for the period of January 1, 2022 through December 31, 2022, which further increases to $500,000 annually for the period of January 1, 2023 through December 31, 2023; and

•

added a provision that he is eligible for an annual cash performance bonus of up to 50% of his base salary payable in cash upon our company reporting Total Net Sales (as defined in the Coffman Employment Agreement) equal or exceeding the amount set forth below for each performance bonus period:

Performance Bonus Period Minimum Total	Net Sales for Performance Bonus Period

October 1, 2020 through September 30, 2021	$60,000,000
October 1, 2021 through September 30, 2022	$80,000,000
October 1, 2022 through September 30, 2023	$100,000,000

On January 11, 2022, we into an amendment to the Amended and Restated Coffman Employment Agreement. Under the terms of Amendment No. 1 to the Amended and Restated Coffman Employment Agreement, Mr. Coffman’s annual base salary shall remain at $370,000 for the period commencing on January 1, 2022 and ending on December 31, 2022 (the “Calendar Year 2022 Compensation Period”), an $80,000 reduction from the base salary (the “Reduced Amount”) for such period under the Amended and Restated Executive Employment Agreement.  In the event that Mr. Coffman and the Company agree the Company’s performance has improved during the Calendar Year 2022 Compensation Period, Mr. Coffman will have the right to an annual compensation of $420,000 for the Calendar Year 2022 Compensation Period, including payment of the Reduced Amount.

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T. Ronan Kennedy.  Effective October 1, 2020 we entered into an Executive Employment Agreement with Mr. Kennedy to serve as our Chief Financial Officer (the “Kennedy Employment Agreement”), the material terms of which are as follows:

Term:	One year, with the option of extending for additional one-year terms by mutual consent of the parties upon 60 day’s prior notice by us.

Initial annual base salary:	$250,000.

Restricted stock awards and stock options:

On the effective date of the agreement we granted Mr. Kennedy (i) a restricted stock award of 50,000 shares of our common stock, and (ii) 10 year stock options to purchase 350,000 shares of our common stock, vesting subject to continued employment as follows:  (A) 100,000 shares at an exercise price of $3.50 per share shall vest in equal amounts over a three year period on October 1, 2021, October 1, 2022 and October 1, 2023, respectively; (B) an additional 125,000 shares at an exercise price of $5.00 per share shall vest in equal amounts over a three year period on October 1, 2021, October 1, 2022 and October 1, 2023, respectively; and (B) an additional 125,000 shares at an exercise price of $6.50 per share shall vest in equal amounts over a three year period on October 1, 2021, October 1, 2022 and October 1, 2023, respectively.

Performance bonus:

Mr. Kennedy is eligible for a performance bonus of up to 40% of his base salary, payable in a combination of cash and awards of common stock, to be based upon his relative achievement of annual performance goals to be established by our board of directors upon recommendation of the Compensation, Corporate Governance and Nominating Committee.

Discretionary bonus:

The Compensation, Corporate Governance and Nominating Committee will review his performance on an annual basis, and in connection with such annual review, Mr. Kennedy may be entitled to receive an annual discretionary bonus in such amount as may be determined by our board of directors, upon the recommendation of the committee, in its sole discretion.

Other benefits:	Mr. Kennedy is entitled to participate in all benefit programs we offer our employees, reimbursement for business expenses and four weeks of paid vacation.

Claw back provision:

Any incentive-based compensation, or any other compensation, paid to Mr. Kennedy pursuant to the terms of the Kennedy Employment Agreement, or otherwise, is subject to recovery under any law, government regulation or stock exchange listing requirement, and will be subject to such deductions and claw back as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement, or any policy adopted by cbdMD pursuant to any such law, government regulation or stock exchange listing requirement.

Termination:	The Kennedy Employment Agreement will terminate upon his death or as follows:

Disability

If we should terminate the Kennedy Employment Agreement as a result of his disability (as defined in the agreement) he is entitled to his base salary for a period of three months following the date of termination.

By cbdMD for cause or by Mr. Kennedy without cause:

We may terminate the Kennedy Employment Agreement without notice for “cause” (as defined in the Kennedy Employment Agreement) following a 30 day cure period.  If we should terminate the Kennedy Employment Agreement for cause, he is not entitled to any compensation or severance benefits.  Mr. Kennedy may also terminate the agreement without cause.  In such event, he is not entitled to any compensation or severance benefits.

By cbdMD other than for cause and not in connection with a change of control:

We may terminate the Kennedy Employment Agreement upon 30 days’ notice to Mr. Kennedy.  In such event, he is entitled to receive his base salary and executive benefits through the remaining period of the then current term of the agreement, and all granted but unvested options or restricted shares shall become fully vested on the date of termination and may be exercised by him for a period of 12 months following the date of termination.

Constructive termination:

Constructive termination of the Kennedy Employment Agreement shall occur if we materially breach the agreement, a successor company to us fails to assume the obligations under the agreement, or a material change in Mr. Kennedy’s duties and responsibilities occurs, all subject to waiver by him.  In such event, subject to a 30-day cure period, he is entitled to the same compensation as if we had terminated the agreement without cause.

Change of control:

If the Kennedy Employment Agreement is terminated not for cause within two years of a change of control of cbdMD (as defined in the agreement), or in the 90 days prior to a change of control, we are obligated to pay Mr. Kennedy an amount equal to the greater of (i) 1.5 multiplied by his then base salary, or (ii) the base salary remaining to be paid during the then current term of the agreement, payable in a lump-sum payment on the termination date.

Non-compete, confidentially and indemnification:	The Kennedy Employment Agreement contains customary non-compete, for a period of one year following the date of termination, confidentiality and indemnification provisions.

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On October 1, 2021 we entered into a new Executive Employment Agreement with Mr. Kennedy pursuant to which Mr. Kennedy continues to serve as our Chief Financial Officer and Chief Operating Officer. The term of the agreement is one year and may be renewed by us for additional one year terms upon 60 days prior notice to Mr. Kennedy. As compensation for his services, we agreed to pay him an annual base salary of $275,000, and he is entitled to receive a performance bonus, payable in a combination of cash and awards of common stock, and the performance bonus will be based upon his relative achievement of annual performance goals established by our board of directors upon recommendation of the compensation committee, with input from senior executive management. Mr. Kennedy is also entitled to a discretion bonus and he is entitled to participate in all benefit programs we offer our employees, reimbursement for business expenses and four weeks of annual paid vacation.

As additional compensation on the effective date of the agreement we granted him (i) a restricted stock award of an aggregate of 25,000 shares of our common stock vesting subject to continued employment on January 1, 2022, and (ii) five year stock options to purchase 75,000 shares of our common stock at an exercise price of $1.96 per share, vesting subject to continued employment on October 1, 2022.

The agreement may terminated for cause, upon his death or disability, or by us without cause. If we terminate the agreement for cause, or if it terminates upon Mr. Kennedy’s death, or if he voluntarily terminates the agreement, neither Mr. Kennedy nor his estate (as the case may be) is entitled to any severance or other benefits following the date of termination. If we should terminate the agreement without cause, we are obligated to continue to pay to Mr. Kennedy his base salary for the balance of the term of this agreement; provided that, in no event shall the remaining base salary to which he would be entitled to be for less than six months regardless of when the term ends. If at any time during the term, Mr. Kennedy’s employment with us is terminated by us not for cause within the lesser of the remaining term or one year after the Change of Control (as defined in the agreement) or in the 90 days prior to the Change of Control upon the request of the acquiror, we are obligated to him an amount equal to the greater of (i) 1.5 multiplied by his then base salary or (ii) all of his base salary remaining to be paid during the initial term, payable in a lump-sum payment on the termination date of his employment hereunder but not earlier than the closing of the Change of Control. The agreement also contains customary confidentiality, non-disclosure and indemnification provisions.

Separation Agreement with Mr. Elliott

In September 2020 we entered into a Separation and General Release (the “Elliott Separation Agreement”) with Mr. Mark Elliott in connection with his resignation as our Chief Financial Officer and Chief Operating Officer, effective October 1, 2020. His resignation was pursuant to Section 6(d) of his Employment Agreement dated September 6, 2018 (the “Elliott Employment Agreement”). Under the Elliott Separation Agreement, we provided Mr. Elliott with the following benefits: (i) in exchange for transition services provided by Mr. Elliott from October 1, 2020 through February 28, 2021, Mr. Elliott was paid at a $200,000 per annum rate through December 31, 2021 in accordance with our regular bi-weekly payroll practices, his then current salary, along with benefits; (ii) to the extent not already vested, all options and restricted stock previously issued to Mr. Elliott fully vested and we extended the option exercise period and provided for a cashless exercise of such options; and (iii) in exchange for the transition services offered by Mr. Elliott from October 1, 2020 through February 28, 2021, Mr. Elliott received options to purchase 300,000 shares of the our common stock, exercisable at $2.60 per share for a period of three years on a cashless basis. Mr. Elliott agreed to release cbdMD from the provisions contained in the Elliott Employment Agreement, provided that Mr. Elliott and cbdMD agreed that provisions relating to confidential information shall remain full force and effect. We also agreed to release Mr. Elliott from his non-competition obligations under the Elliott Employment Agreement. In consideration for the compensation payable under the Elliott Separation Agreement Mr. Elliott has also agreed to release cbdMD, its shareholders, directors, officers, employees and agents from all claims, whether known or unknown, related to his employment. The agreement also contained customary non-disclosure and non-disparagement provisions.

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Equity Compensation Plans

On June 2, 2015, our board of directors and shareholders adopted our 2015 Equity Compensation Plan (the “2015 Plan”) initially covering 1,175,000 shares of common stock. At the 2019 annual meeting of our shareholders, our shareholders approved an increase in the based number of shares of our common stock reserved for grants under the plan to 2,000,000 shares.  The 2015 Plan also contains an “evergreen formula” pursuant to which the number of shares of common stock available for issuance under the 2015 Plan will automatically increase on the first trading day of October each calendar year during the term of the 2015 Plan by an amount equal to 1% of the total number of shares of common stock outstanding on the last trading day in September of the immediately preceding calendar year, up to a maximum annual increase of 100,000 shares of common stock.

 On January 8, 2021, our board of directors approved the 2021 Plan and our shareholders approved the 2021 at our 2021 annual meeting. The 2021 Plan reserves 5,000,000 shares of our common stock for issuance pursuant to the terms of the plan upon the grant of plan options, restricted stock awards, or other stock-based awards granted under the 2021 Plan.  The 2021 Plan also contains an “evergreen formula” pursuant to which the number of shares of common stock available for issuance under the 2021 Plan will automatically increase on October 1 of each calendar year during the term of the 2021 Plan, beginning with calendar year 2022, by an amount equal to 1% of the total number of shares of common stock outstanding on September 30 of the such calendar year, up to a maximum of 250,000 shares.

The purpose of each of the 2015 Plan and 2021 Plan (collectively, the “Plans”) is to enable us to offer to our employees, officers, directors and consultants, whose past, present and/or potential contributions to our company have been, are or will be important to our success, an opportunity to acquire a proprietary interest in our company. The Plans are administered by our Compensation, Corporate Governance and Nominating Committee.

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Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth securities authorized for issuance under any equity compensation plans approved by our shareholders as well as any equity compensation plans not approved by our shareholders as of September 30, 2021.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column

Plans approved by our shareholders:
2015 Plan	2,440,105	$4.97	182,605
2021 Plan	5,000,000	$3.51	2,948,000

Plans not approved by shareholders	-	-	-

Please see Note 9 of the notes to our audited consolidated financial statements appearing in our 2021 10-K for more information on our 2015 Plan and 2021 Plan.

Outstanding Equity Awards at Year End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of September 30, 2021.

	OPTION AWARDS					STOCK AWARDS
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested (#)
Martin A. Sumichrast	93,334 -	46,666 750,000	-	3.15 3.39	12/11/24 1/1/28	750,000	$1,560,000	-	-

R. Scott Coffman	93,334	46,666	-	3.15	12/11/24	-	-	-	-

T. Ronan Kennedy		100,000 125,000 125,000		3.50 5.00 6.50	10/1/25 10/1/25 10/1/25	50,000	$104,000

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PRINCIPAL SHAREHOLDERS

At January 18, 2022, we had 58,552,970 shares of our common stock issued and outstanding. The following table sets forth information known to us as of January 18, 2022 relating to the beneficial ownership of shares of our common stock by:

❖	each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock;
❖	each director and nominee;
❖	each named executive officer; and
❖	all named executive officers and directors as a group.

Unless otherwise indicated, the address of each beneficial owner in the table set forth below is care of 8845 Red Oak Boulevard, Charlotte, NC 28217. We believe that all persons, unless otherwise noted, named in the table have sole voting and investment power with respect to all shares of our common stock shown as being owned by them. Under securities laws, a person is considered to be the beneficial owner of securities owned by him (or certain persons whose ownership is attributed to him) and that can be acquired by him within 60 days from January 18, 2022, including upon the exercise of options, warrants or convertible securities. We determine a beneficial owner’s percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of the that date, have been exercised or converted.

Name of Beneficial Owner	No. of Shares Beneficially Owned	% of Class

Martin A. Sumichrast (1)	2,203,272	3.7%
R. Scott Coffman (2)	16,139,007	27.5%
T. Ronan Kennedy (3)	169,568	*
William F. Raines, III (4)	82,092	*
Bakari Sellers (5)	83,281	*
Peter J. Ghiloni (6)	373,750	*
Scott G. Stephen (7)	114,802	*
All named executive officers, directors and director nominees as a group (seven persons) (1)(2)(3)(4)(5)(6)(7)	19,165,772	32.2%

*	Less than 1%

(1)

The number of outstanding shares of common stock beneficially owned by Mr. Sumichrast includes (a) 250,000 shares held individually; (b) 1,563,272 shares held of record by the Sumichrast 2017 Family Trust (the “Family Trust”), (c) 250,000 shares issuable upon the exercise of vested stock options with an exercise price of $3.39 per share and (d) 390,000 shares issuable upon the exercise of vested stock options with exercise prices of $3.15 to $3.39 per share.  Of the 1,563,272 shares of common stock held of record by the Family Trust, Mr. Sumichrast has the sole power to vote 1,169,522 shares of common stock.  The balance of 393,750 shares are subject to the terms of a Voting Trust Agreement dated February 26, 2020 between cbdMD and the Family Trust pursuant to which until such time as the unrestricted voting rights to these shares have vested, the voting rights to such shares are held by the independent chairman of the Audit Committee who will vote such shares on any matter brought before our shareholders in accordance with the recommendation of our board of directors.  The voting rights to the remaining 393,750 shares vest in two equal amounts on each of June 20, 2022 and December 20, 2023.  Except as set forth herein Mr. Sumichrast has voting and dispositive control over securities owned of record by each of SFTI and the Family Trust.  Mr. Sumichrast disclaims beneficial ownership of the securities held of record by each of these entities except to the extent of his pecuniary interest therein.

The number of outstanding shares of our common stock beneficially owned by Mr. Sumichrast excludes: (x) 500,000 shares of common stock underlying restricted stock awards, (y) 500,000 shares of common stock underlying unvested stock options exercisable at prices ranging from $3.15 to $3.39 per share; and (z) Earnout Rights to up to an additional 471,728 shares of our common stock. Pursuant to the terms of the Merger Agreement, CBDH was entitled to receive (the “Earnout Rights”) up to 15,250,000 additional shares of our common stock (the “Earnout Shares”) as part of the merger consideration upon the satisfaction of certain aggregate net revenue criteria within 60 months following the closing date, as measured at four intervals from the closing date of 12 calendar months (the “First Marking Period”), 24 calendar months (the “Second Marking Period”), 42 calendar months (the “Third Marking Period”), and 59 calendar months (the “Fourth Marking Period”).  Pursuant to the terms of the CBDH Distribution Agreement, CBDH distributed the Earnout Rights to its members on a pro rata basis.  See footnote 4.

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(2)

The number of outstanding shares of our common stock beneficially owned by Mr. Coffman includes: (a) 3,684,000 shares held of record by Edge of Business, LLC (“Edge of Business”); (b) 12,315,007 shares held of record by the Coffman Family Office, LLC (“Coffman Family Office”); and (c) 140,000 shares underlying vested stock options with an exercise price of $3.15 per share.  Of the 12,315,007 shares of common stock held of record by Coffman Family Office, Mr. Coffman has the sole power to vote 9,442,819 shares.  The balance of 2,872,188 shares are subject to the terms of a Voting Trust Agreement dated February 26, 2020 between cbdMD and Coffman Family Office pursuant to which until such time as the unrestricted voting rights to these shares have vested, the voting rights to such shares are held by the independent chairman of the Audit Committee who will vote such shares on any matter brought before our  shareholders in accordance with the recommendation of its board of directors.  The voting rights to the 2,872,188 shares vest in two equal amounts on each of June 20, 2022 and December 20, 2023.  Except as set forth herein, Mr. Coffman has voting and dispositive control over securities owned of record by Edge of Business.  Coffman Management, LLC (“Coffman Management”) is the Manager of Coffman Family Office and Mr. Coffman is the Manager of Coffman Management.  Mr. Coffman disclaims beneficial ownership of the securities held of record by each of these entities except to the extent of his pecuniary interest therein.  The number of outstanding shares of our common stock beneficially owned by Mr. Coffman excludes (x) Earnout Rights to up to an additional 3,440,994 shares of our common stock.  See footnote 4.

(3)

The number of shares of our common stock beneficially owned by Mr. Kennedy includes (a) 3,834 shares of common stock issuable upon conversion of 2,300 shares of our Series A Convertible Preferred Stock and 116,668 shares of common stock underlying stock options with exercise prices ranging from $3.50 to $6.50 per share. The number of shares of our common stock beneficially owned by Mr. Kennedy excludes (a) 33,333 shares of common stock underlying unvested restricted stock awards; and (b) 308,332 shares of common stock underlying unvested stock options with exercise prices ranging from $1.96 to $6.50 per share.

(4)

The number of shares of common stock beneficially owned by Mr. Raines includes (a) 21,342 shares held by him directly; (b) 70,000 shares of common stock underlying vested stock options with exercise prices ranging from $1.57 to $5.41 per share (c) 92,582 shares held of record by Board Investor Group II, LLC that Mr. Raines controls voting; and (d) 4,375,000 Second Tranche Shares for which unrestricted voting rights have not yet vested. Under the terms of the Agreement and Plan of Merger dated December 3, 2018 (the “Merger Agreement”) and the related Voting Proxy dated December 20, 2018 (the “Voting Proxy”), the independent Chairman of the Audit Committee held voting rights over an aggregate of 8,750,000 shares of common stock (the “Second Tranche Shares”) initially issued to CBD Holding, LLC (“CBDH”) until the unrestricted voting rights to those shares vest pursuant to the terms of the Merger Agreement.  On December 20, 2019 the unrestricted voting rights to the first 2,187,500 shares vested.  On February 26, 2020, in connection with its dissolution and liquidation and pursuant to the terms of a Distribution Agreement (the “CBDH Distribution Agreement”), CBDH distributed the Second Tranche Shares to its members on a pro rata basis.  On February 26, 2020, in connection with the Distribution Agreement, the CBDH members entered into similar Voting Proxy Agreements with us.  On December 20, 2020, the unrestricted voting rights to an additional 2,187,500 Second Tranche Shares vested pursuant to the terms of the Merger Agreement.  The unrestricted voting rights to the remaining 4,375,000 Second Tranche Shares will vest as follows: (i) 2,187,500 shares will vest on June 20, 2022; and (ii) the remaining 2,187,500 shares will vest on December 20, 2023.  Until the unrestricted voting rights vest, Mr. Raines, as independent Chairman of the Audit Committee holds voting rights over these shares and will vote such shares on any matter brought before our shareholders in accordance with the recommendation of our board of directors.  Mr. Raines disclaims beneficial ownership of all securities held by Board Investors Group II, LLC except to the extent of his pecuniary interest therein and disclaims beneficial ownership of the 4,375,000 Second Tranche Shares which are subject to the Voting Proxy Agreements.  See footnotes 1 and 2. The number of shares of our common stock beneficially owned by Mr. Raines includes 70,000 shares of common stock underlying vested stock options with exercise prices ranging from $1.57 per share to $5.41 per share. Excludes 1,250 shares of common stock underlying unvested restricted stock awards.

(5)

The number of shares of our common stock beneficially owned by Mr. Sellers includes 77,000 shares of our common stock underlying vested stock options with exercise prices ranging from $1.57 to $5.41 per share. Excludes 1,250 shares of common stock underlying unvested restricted stock awards.

(6)

The number of shares of our common stock beneficially owned by Mr. Ghiloni includes 70,000 shares of common stock underlying vested stock options with exercise prices ranging from $1.57 to $5.41 per share. Excludes 1,250 shares of common stock underlying unvested restricted stock awards.

(7)

The number of shares of our common stock beneficially owned by Mr. Stephen includes 70,000 shares of common stock underlying vested stock options with exercise prices ranging from $1.57 to $5.41 per share. Excludes 1,250 shares of common stock underlying unvested restricted stock awards.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 26, 2020 in connection with the dissolution and liquidation of CBDH, we entered into the Distribution Agreement with CBDH and its members pursuant to which CBDH distributed (i) the Second Tranche Shares, (ii) the First Marking Period Earnout Shares, and (iii) the remaining Earnout Rights to an aggregate of 10,122,208 Earnout Shares to its members. Mr. Coffman, who is now a member of our board of directors and co-Chief Executive Officer, and Martin A. Sumichrast, Chairman of our board of directors and co-Chief Executive Officer, through entities controlled by them, are members of CBDH.  In March 2021 we issued the CBDH members an aggregate of 3,348,520 shares of our common stock upon the conclusion of the second earnout marking period.  Following the completion of the March 31, 2021 quarter within the third marking period, and in accordance with the terms of the Merger Agreement, as amended, we determined that the net revenues for the March 31, 2021 quarter within the third marking period were $11,798,611, and on May 17, 2021 we issued the members an aggregate of 562,278 shares of our common stock.   Following the completion of the June 30, 2021 quarter within the third marking period, and in accordance with the terms of the Merger Agreement, as amended, we determined that the net revenues for the June 30, 2021 quarter within the third marking period were $10,560,523 and on August 16, 2021 we issued the members an aggregate of 503,275 shares of our common stock.  Following the completion of the September 30, 2021 quarter, within the third marking period, and in accordance with the terms of the Merger Agreement, as amended, we determined that the net revenues for the September 30, 2021 quarter within the third marking period were $9,793,327 and on December 28, 2021 we issued the members an aggregate of 466,713 shares of our common stock.  See “Principal Shareholders” appearing earlier in this proxy statement.

In September 2020, the Company purchased a membership interest in Adara Sponsor LLC for $250,000, which along with proceeds from other investors was utilized as an investment in Adara Acquisition Corporation (“Adara”), a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination (a “SPAC”). On January 13, 2021, the Company executed second tranche subscriptions agreements and funded the remaining $750,000 commitment into Adara Sponsor, LLC. On February 9, 2021, the public shares of Adara began trading on the NYSE. Commencing March 24, 2021, holders of the 11,500,000 units sold in the Adara’s initial public offering could elect to separately trade shares of the Adara Class A common stock and warrants included in the units. The shares of Class A common stock and warrants that were separated now trade on NYSE American LLC under the symbols “ADRA” and “ADRA WS”, respectively. On September 30, 2021, the Company’s implied, indirect ownership in Adara represented 4.4% (633,988 shares) and 10.1% (1 million) of the warrants. As of September 30, 2021, ADRA stock closed at $9.80 while ADRA WS closed at $0.54.  As of December 31, 2021, ADRA stock closed at $9.79 while ADRA WS closed at $0.49

Pre-Approval Policy

Our Audit Committee will review any transaction in which we or any of our directors, nominees for director, executive officers or holders of more than 5% of our common stock or any of their immediate family members, is, was or is proposed to be a participant and the amount involved exceeds the lesser of $120,000 or 1% of our average total assets at year-end for our last two completed fiscal years. Our management is responsible for determining whether a transaction contains the characteristics described above requiring review by the Audit Committee of our board of directors.

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SHAREHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING

As of the date of this proxy statement, we had not received notice of any shareholder proposals for the 2021 annual meeting described herein and proposals received subsequent to the date of this proxy statement will be considered untimely. For a shareholder proposal to be considered for inclusion in our proxy statement for the 2022 annual meeting, the corporate secretary must receive the written proposal at our principal executive offices no later than the deadline stated below. Such proposals must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

cbdMD, Inc.

Attention: Corporate Secretary

8845 Red Oak Boulevard

Charlotte, NC 28217

Under Rule 14a-8, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 120 calendar days before the date of our proxy statement release to shareholders in connection with the previous year’s annual meeting. However, if we did not hold an annual meeting in the previous year or if the date of this year’s annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials. Therefore, shareholder proposals intended to be presented at the 2022 annual meeting must be received by us at our principal executive office no later than December 31, 2022 in order to be eligible for inclusion in our 2023 proxy statement and proxy relating to that meeting. Upon receipt of any proposal, we will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

You may propose director candidates for consideration by the board’s Compensation, Corporate Governance and Nominating Committee. Any such recommendations should include the nominee’s name and qualifications for board membership, information regarding the candidate as would be required to be included in a proxy statement filed pursuant to SEC regulations, and a written indication by the recommended candidate of her or his willingness to serve, and should be directed to the Corporate Secretary of cbdMD, Inc. at our principal executive offices at 8845 Red Oak Boulevard, Charlotte, NC 28217 within the time period described above for proposals other than matters brought under SEC Rule 14a-8.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

As required, we have filed our 2021 10-K with the SEC. Shareholders may obtain, free of charge, a copy of the 2021 10-K by writing to us at 8845 Red Oak Boulevard, Charlotte, NC 28217, Attention: Corporate Secretary, or from our corporate website at www.cbdmd.com.

SHAREHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you currently receive multiple proxy statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to cbdMD, Inc., Attention: Corporate Secretary, 8845 Red Oak Boulevard, Charlotte, NC 28217.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available on our corporate website at www.cbdmd.com and on SEC's web site at www.sec.gov.  This proxy statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this proxy statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to Corporate Secretary, cbdMD, Inc., 8845 Red Oak Boulevard, Charlotte, NC  28217.

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cbdMD, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS 2022 ANNUAL MEETING OF SHAREHOLDERS –MARCH 11, 2022 AT 1:00 P.M. EST
CONTROL ID:
REQUEST ID:

The undersigned, a shareholder of cbdMD, Inc. (the "Company") hereby revoking any proxy heretofore given, does hereby appoint T. Ronan Kennedy, with power of substitution, for and in the name of the undersigned to attend the 2022 annual meeting of shareholders of the Company to be held online at https://agm.issuerdirect.com/ycbd  on Friday, March 11, 2022 beginning at 1:00 p.m., Eastern time, or any adjournment or postponement thereof, and there to vote, as designated below.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464
INTERNET:	https://www.iproxydirect.com/YCBD
PHONE:	1-866-752-VOTE(8683)

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2022 ANNUAL MEETING OF THE SHAREHOLDERS OF cbdMD, INC.			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1		→	FOR ALL	AGAINST ALL	FOR ALL EXCEPT
	To elect six members to the board of directors		☐	☐
	Martin A. Sumichrast				☐
	R. Scott Coffman				☐	CONTROL ID:
	Bakari Sellers				☐	REQUEST ID:
	William F. Raines, III				☐
	Peter J. Ghiloni				☐
	Scott G. Stephen				☐

Proposal 2		→	FOR	AGAINST	ABSTAIN
	The ratification of the appointment of Cherry Bekaert LLP as the Company’s independent registered public firm.		☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

The board of directors unanimously recommends that the shareholders vote "FOR ALL" proposal 1 and “FOR” proposal 2.

All votes by shareholders must be received by 11:59 p.m. Eastern Time, March 10, 2022.

MARK HERE FOR ADDRESS CHANGE   ☐  New Address (if applicable):

____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2022

(Print Name of Shareholder and/or Joint Tenant)

(Signature of Shareholder)

(Second Signature if held jointly)

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